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                                    Exhibit 7









                         Consent of Independent Auditors







We consent to the reference to our firm under the caption "Financial Statements" in the prospectus and to the use of our reports (1) dated February 15, 2001 with respect to the statutory-basis financial statements and schedules of Life Investors Insurance Company of America and (2) dated February 2, 2001 with respect to the subaccounts of Life Investors Variable Life Account A, included in Post-Effective Amendment No. 2 to the Registration Statement (Form S-6 No. 333-93567) and related Prospectus of Life Investors Variable Life Account A.



Des Moines, Iowa                                          s/Ernst & Young, LLP
April 18, 2001